EXECUTION COPY

AGENCY AGREEMENT

 February 17, 2005

FRONTEER DEVELOPMENT GROUP INC.

1066 West Hastings Street, Suite 1640

Vancouver, British Columbia

V6E 3X1

Attention: Mark O'Dea, President and Chief Executive Officer

Dear Sirs:

Re:

Private Placement of Units

We, Pacific International Securities Inc. and Toll Cross Securities Inc. (collectively, the "Agents"), understand that Fronteer Development Group Inc. (the "Corporation") proposes to undertake a private placement of up to 7,270,000 units (the "Units") having the attributes specified in this agreement (the "Agreement") at a price of $1.75 per Unit to raise gross proceeds of up to $12,722,500. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby appoints the Agents to act as the Corporation's exclusive agents and each of the Agents accepts the appointment and agrees to act as an agent of the Corporation and to use its commercial best efforts to find and introduce to the Corporation potential Purchasers (as defined herein) to purchase, by way of private placement, the Units. The Agents are under no obligation to purchase any of the Units, although each Agent may subscribe for Units if it so desires.

The Corporation granted the Agents an option (the "Over-Allotment Option") to increase, at their sole discretion, the private placement by an additional 1,200,000 Units, which the Agents were required to exercise in whole or in part before the Closing Date (defined below). The Agents exercised the Over-Allotment Option to increase the private placement by an additional 1,200,000 Units, which additional Units are included in the number of Units described above.

1.		Definitions
1.1	(a) (b) (c) (d)

In this Agreement, including any Schedules forming a part of this Agreement:

"$" means Canadian dollars;

"1933 Act" means the United States Securities Act of 1933, as amended;

"1934 Act" means the United States Securities Exchange Act of 1934, as amended;

"Accredited Investor" means:

(i)

for Purchasers resident in British Columbia or Alberta, a Purchaser who qualifies as an "accredited investor" pursuant to Multilateral Instrument 45-103-Capital Raising Exemptions; or

(ii)

 for Purchasers resident in Ontario, a Purchaser who qualifies as an "accredited investor" as defined in section 1.1 of Rule 45-501-Exempt Distributions of the Ontario Securities Commission;

(e)

"Agents" means Pacific and Toll Cross;

(f)

"Agents' Expenses" has the meaning given to that term in section 10.4;

(g)

"Agents' Fee" has the meaning given to that term in section 10.1;

(h)

"Agreement" means this agreement and includes all Schedules and exhibits attached hereto, in each case as they may be amended or supplemented from time to time;

(i)

"Applicable Securities Laws" means, in respect of each and every offer or sale of Units, the applicable securities legislation, rules, policies, instruments, notices and orders of each of the Qualifying Jurisdictions;

(j)

"Broker Warrant" has the meaning given to that term in section 10.2, and "Broker Warrants" means more than one Broker Warrant;

(k)

"Broker Warrant Share" has a meaning given to that term in section 10.2, and "Broker Warrant Shares" means more than one Broker Warrant Share;

(1)    "Canadian Applicable Securities Laws" means the applicable securities legislation, rules, policies, instruments, notices and orders of each of the Provinces of British Columbia, Alberta, Ontario and Quebec;

(m)

"Closing" has the meaning given to that term in section 9.1;

(n)

"Closing Date" has the meaning given to that term in section 9.1;

(o)

"Commission Share" has the meaning given to that term in section 10.1, and "Commission Shares" means more than one Commission Share;

(p)

"Commission Unit" has the meaning given to that term in section 10.1, and "Commission Units" means more than one Commission Unit;

(q)

"Commission Warrant" has the meaning given to that term in section 10.1 and "Commission Warrants" means more than one Commission Warrant;

(r)

"Commission Warrant Share" has the meaning given to that term in section 10.1 and "Commission Warrant Shares" means more than one Commission Warrant Share;

(s)

"Corporate Finance Fee" has the meaning given to that term in section 10.3;

(t)

"Corporate Finance Fee Share" has the meaning given to that term in section 10.3, and "Corporate Finance Fee Shares" means more than one Corporate Finance Fee Share;

(u)

"Corporate Finance Fee Unit" has the meaning given to that term in section 10,3, and "Corporate Finance Fee Units" means more than one Corporate Finance Fee Unit;

(v)

"Corporate Finance Fee Warrant" has the meaning given to that term in section 10.3, and "Corporate Finance Fee Warrants" means more than one Corporate Finance Fee Warrant;

(w)

"Corporate Finance Fee Warrant Share" has the meaning given to that term in section 103, and "Corporate Finance Fee Warrant Shares" means more than one Corporate Finance Fee Warrant Share;

(x)

"Directed Selling Efforts" means "directed selling efforts" as defined in Regulation S;

(y)

"Distribution" has the meaning given to that term under Canadian Applicable Securities Laws;

(z)

"Exchange" means the Toronto Stock Exchange;

(aa)

"Exchange Conditions" has the meaning given to that term in section 36;

(bb)

"Financial Statements" means the financial statements of the Corporation described in paragraph 4,1(p);

(cc)

"Foreign Private Issuer" means a "foreign private issuer" as such term is used in Regulation S;

(dd)

"Indemnified Persons" has the meaning given to that term in section 11.1;

(ee)

"Material Change" has the meaning given to that term under Canadian Applicable Securities Laws;

(ff)

"Material Fact" has the meaning given to that term under Canadian Applicable Securities Laws;

(gg)

"Misrepresentation" has the meaning given to that term under Canadian Applicable Securities Laws;

(hh)

"Net Proceeds" has the meaning given to that term in section 9.3;

(ii)

"Pacific" means Pacific International Securities Inc.;

(jj)

"Private Placement" means the offering and sale of the Units pursuant to the terms and conditions of this Agreement and the Subscription Agreements;

(kk)

"Purchaser" means a person that subscribes for and purchases Units under the Private Placement and "Purchasers" means more than one Purchaser;

(ll)

"Qualifying Jurisdictions" means the Provinces of British Columbia, Alberta, Ontario and Quebec, the United States and such other jurisdictions in Canada and outside Canada which are agreed to by the Corporation and the Agents;

(mm)

"Regulation D" means Regulation D promulgated under the 1933 Act;

(nn)

"Regulation S" means Regulation S promulgated under the 1933 Act;

(oo)

"Regulatory Authorities" means the securities regulatory authorities in each of the Qualifying Jurisdictions;

(pp)

"Rule 904" means Rule 904 of Regulation S;

(qq)

"Securities" means the Units, the Shares, the Warrants and the Warrant Shares;

(rr)

"Share" means a common share of the Corporation forming part of a Unit, and "Shares" means more than one Share;

(ss)

"Subscription Agreement" means the agreement between the Corporation and a

Purchaser pursuant to which the Purchaser subscribes for and agrees to purchase

Units and includes all Schedules thereto, in each case as they may be amended or supplemented from time to time;

(tt)

"Subscription Proceeds" means the aggregate gross subscription proceeds paid by the Purchasers for the Units;

(uu)

"Substantial US Market Interest" means "substantial US market interest" as defined in Regulation S;

(vv)

"Time of Closing" has the meaning given to that term in section 9.1;

(ww)

 "Toll Cross" means Toll Cross Securities Inc.;

(xx)

 "Unit" means an equity unit of the Corporation to be offered for sale by the Agents, as agents on behalf of the Corporation, under the terms and conditions of this Agreement, each Unit consisting of one Share and one-half of one Warrant, and "Units" means more than one Unit;

(yy)

"United States" has the meaning given to that term in Regulation S;

(zz)

"US Affiliate" means a US registered broker-dealer affiliate of one of the Agents;

(aaa) "US Accredited Investor" means an "accredited investor" as defined in Rule 501(a) of Regulation D;

(bbb) "US Person" has the meaning given to that term in Regulation S;

(ccc) "Warrant" means a transferable common share purchase warrant, one-half of which forms part of a Unit, having the attributes described in section 3.5, and "Warrants" means more than one Warrant; and

(ddd) "Warrant Share" means a common share of the Corporation to be issued upon the exercise of one or more Warrants, and "Warrant Shares" means more than one Warrant Share.

2.

Appointment of Agents

2.1

The Corporation appoints the Agents as its exclusive agents and each of the Agents accepts the appointment and agrees to act as an agent of the Corporation to use its commercial best efforts to find and introduce to the Corporation potential Purchasers to purchase, by way of private placement, up to 6,070,000 Units at a price of $1.75 per Unit.

3.

Offering Terms

3.1

The Units will be offered for sale by the Agents, as agents on behalf of the Corporation, to Purchasers resident in the Qualifying Jurisdictions.

3.2

The sale of the Units to Purchasers is to be effected by the Agents in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of the Applicable Securities Laws and without the necessity of obtaining any order or ruling of the Regulatory Authorities and, for offers and sales in the United States, in accordance with the requirements of the exemption from registration from US federal and state securities laws available under Rule 506 of Regulation D. The Agents will notify the Corporation with respect to the identity and jurisdiction of residence of each Purchaser as soon as practicable and with a view to affording sufficient time to allow the Corporation to confirm compliance with all Applicable Securities Laws in connection with the sale of the Units to the Purchasers.

 3.3

The Agents will obtain from each Purchaser a properly completed and duly executed Subscription Agreement and a properly completed and duly executed form of Accredited Investor or U.S. Accredited Investor questionnaire, as applicable, each in the form attached as a Schedule to the Subscription Agreement, together with any additional documentation as may be requested by the Exchange.

 3.4

If, in the opinion of the Agents, it is necessary, the Agents will form, manage and participate in a group of sub-agents to offer and sell the Units as provided for hereunder. Each sub-agent shall be appropriately registered under the Applicable

Securities Laws so as to permit it to lawfully offer and sell the Units in such jurisdictions in which it offers and sells the Units. In the event that a selling group is formed, the Agents will:

(a)

manage the selling group as and to the extent customary in the securities industry in Canada; and

(b)

require each member of the selling group to offer and sell the Units on the terms set forth in this Agreement.

 3.5

Each Unit will consist of one Share and one-half of one Warrant. Each whole Warrant will entitle the holder to purchase one Warrant Share of the Corporation for a period of two years from the Closing Date at a price of $2.75 per Warrant Share, after which time the Warrants will expire.

 3.6

The Corporation covenants to use its commercial best efforts to satisfy as expeditiously as possible, each of the conditions of the Exchange (the "Exchange Conditions") required to be satisfied prior to the Exchange's acceptance of the Corporation's notice of the Private Placement including, without limitation, obtaining approval of the Private Placement from a majority of the Corporation's shareholders.

 3.7

The terms and conditions of the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants and the attributes and characteristics of the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants will be substantially as described in this Agreement subject to the changes, if any, that the Corporation and the Agents (each on its behalf and, with respect to the Warrants, on behalf of the Purchasers) may agree to.

3.8

The Corporation and each of the Agents confirms that the Private Placement has not been, and agrees that it will not be, advertised in any way.

3.9

No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

 3.10

The Agents acknowledge that the Securities, the Commission Shares, the Commission Units, the Commission Warrants, the Commission Warrant Shares, the Corporate Finance Fee Shares, the Corporate Finance Fee Units, the Corporate Finance Fee Warrants, the Corporate Finance Fee Warrant Shares, the Broker Warrants and the Broker Warrant Shares have not been, and will not be, registered under the 1933 Act or applicable state securities laws and may not be offered or sold except outside the United States in accordance with Regulation S or, for offers or sales in the United States, offered by the Agents through the US Affiliate, and sold by the Corporation, pursuant to Rule 506 of Regulation D. Accordingly, each of the Agents represents, warrants and covenants to and with the Corporation, without limiting the generality of section 3.1 of this Agreement, as follows, which representations an warranties shall be true as of the date of this Agreement and as of the Time of Closing and the Closing Date, and which representations, warranties and covenants shall survive the completion of the transactions contemplated under this Agreement;

 (a)

it has offered and sold, and will offer and sell, the Securities outside the United States only in accordance with Rule 903 of Regulation S and accordingly, neither the Agent, its affiliates nor any persons acting on its or their behalf, has made or will make:

(i)

except as permitted under (b), any offer to sell, or any solicitation of an offer to buy, any Securities to any person in the United States;

 (ii)

any sale of Securities to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was outside the United States, or the Agent, or such affiliate or person acting on behalf of the Agent, reasonably believed that such Purchaser was outside the United States; or

(iii)

any Directed Selling Efforts in the United States with respect to the Securities;

(b)

it has offered and sold, and will offer and sell, Securities to Purchasers in the
United States only in the following manner:

 (i)

the Agent has offered and sold and will offer and sell the Securities in the United States only through a US Affiliate, which was and is on the dates of such offers and sales a duly registered broker or dealer pursuant to Section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were or are made (unless exempted from the respective state's broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.;

 (ii)

immediately prior to soliciting offerees, the Agent has or will have reasonable grounds to believe and did or will believe that each offeree was and is an US Accredited Investor;

(iii)

 no form of general solicitation or general advertising (as those terms are used in Regulation D) or any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act has been or will be used by it or its affiliates, including but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities;

(iv)

any offer, sale or solicitation of an offer to buy Securities that has been made or will be made in the United States was or will be made only to US Accredited Investors by the Agent through a US Affiliate, and in transactions that are exempt from registration under the 1933 Act and any applicable state securities laws and in accordance with applicable US federal or state laws or regulations governing the registration and conduct of securities brokers and dealers;

(v)

neither the Agent, its affiliates or any person acting on its behalf (other than the Corporation, its affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities; and

(c)

unless, on the Closing Date and prior to the Time of Closing, it and each US Affiliate through which it has offered and sold Securities in the United States has executed and delivered to the Corporation an Agents' Certificate in substantially the form set out in Exhibit "1" - Agents' Certificate, it will be deemed to represent and warrant to the Corporation, as of the Closing Date, that neither it nor any of its affiliates has made any offers or sales of the Securities in the United States.

4.

Representations and Warranties of the Corporation

 4.1

The Corporation represents and warrants to the Agents (each on its own behalf and on behalf of the Purchasers), and acknowledges that the Agents are relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Corporation has no material subsidiaries other than Fronteer de Mexico S.A. de C.V.;

(b)

the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the Business Corporations Act (Ontario) with respect to the filing of annual reports with the Registrar of Companies (Ontario);

(c)

the Corporation is a reporting issuer only in the Provinces of British Columbia, Alberta and Ontario and the Corporation, to the best of its knowledge, is not in default of any of the requirements of the Canadian Applicable Securities Laws;

(d)

the authorized capital of the Corporation consists of an unlimited number of common shares without par value of which 34,589,311 common shares are issued and outstanding as of the date hereof before the issuance of the Units and the Commission Units as fully paid and non-assessable (the "Issued Shares");

(e)

the common shares of the Corporation are listed and posted for trading on the Exchange and, to the best of its knowledge, the Corporation is not in default of any of the listing requirements of the Exchange, and the Corporation has obtained the approval of the Private Placement from a majority of the Corporation's shareholders, as required by the Exchange;

(f)

except for the Subscription Agreements, Issued Shares, any Units issued in a Closing and any options, warrants, agreements and convertible notes disclosed in Schedule "A" to this Agreement, there are no, nor will there be immediately prior to the Time of Closing, documents, instruments or other writings of any kind whatsoever which constitute a "security" (as that term is defined under Canadian Applicable Securities Laws) of the Corporation;

(g)

subject to due exercise (including payment in full of the applicable subscription price, if any) of the instruments pursuant to which they are issued, if any, upon their issuance, the Shares, the Warrant Shares, the Commission Shares, the Commission Warrant Shares, the Corporate Finance Fee Shares, the Corporate Finance Fee Warrant Shares and the Broker Warrant Shares will be validly issued and outstanding as fully paid and non-assessable common shares of the Corporation;

(h)

upon their issuance, the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants will have been validly created and issued and will be outstanding, registered in the names of the holders thereof;

(i)

all of the material transactions of the Corporation have been promptly and properly recorded or filed in or with the books or records of the Corporation and the minute books of the Corporation contain all records of the meetings and proceedings of the Corporation's directors, shareholders and other committees, if any;

(j)

with respect to the two years preceding the date hereof, all prospectuses, annual information forms, material change reports, shareholder communications, press releases, publicly filed financial statements, and other disclosure documents of the Corporation (collectively the "Disclosure Documents") contain no untrue statement of a Material Fact relating to the Corporation as at the date on which such documents were filed on SEDAR nor do they omit to state a Material Fact relating to the Corporation which, at the date on which such documents were filed on SEDAR, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Securities Laws;

(k)

the Corporation holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(l)

the Corporation has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and the Corporation is duly qualified to carry on business in all jurisdictions in which it carries on business;

(m)

the Corporation has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever except as detailed in the agreements with respect to the acquisition of such assets as set forth in Schedule "B" or in any relevant title opinions previously obtained by it with respect to any such assets (copies of which have been provided to the Agents) or set out in the Corporation's Disclosure Documents;

(n)

the Corporation holds either exploration or exploitation concessions or claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular mineral property is located, in respect of the minerals located in properties in which it has, or has a right to acquire, an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit it to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which it has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, it has all necessary surface rights, access rights and other necessary rights and interests relating to the mineral properties in which it has an interest granting it the right and ability to explore for minerals for development purposes as are appropriate in view of the rights and interest therein of it, with only such exceptions as do not materially interfere with the use made by it of the rights or interests so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in its name;

(o)

the Corporation is current with all material filings required to be made in all jurisdictions in which it exists or carries on any material business and the Corporation is not in default of any filings required to be made under Applicable Securities Laws;

(p)

the audited consolidated financial statements of the Corporation for its fiscal year ended December 31, 2003 and the unaudited consolidated financial statements of the Corporation for the interim nine-month period ended September 30, 2004 of the Corporation's most recent fiscal year (collectively, the "Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Corporation for the periods then ended and the Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

(q)

there are no material liabilities of the Corporation, whether direct, indirect, absolute or, to the best of the Corporation's knowledge, contingent or otherwise which are not disclosed or reflected in the Corporation's Financial Statements except those incurred in the ordinary course of business of the Corporation since September 30, 2004 and which are recorded in the books and records of the Corporation;

(r)

since September 30, 2004 there has not been any adverse Material Change of any kind whatsoever in the financial position or condition of the Corporation, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Corporation, or the right or capacity of the Corporation to carry on its business;

(s)

the contracts and agreements set out in Schedule "B" hereto constitute all of the material contracts and agreements of the Corporation under which the Corporation is obligated to pay or expend more than $50,000 per year presently in force, and all such contracts and agreements are in good standing in all material respects and not in default in any respect;

(t)

all tax returns and reports of the Corporation required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of it have been paid or accrued in the Financial Statements;

(u)

except as disclosed in Schedule "C" hereto and pursuant to an e-mail from the Toronto Stock Exchange dated November 30, 2004 requesting further information from the Corporation, the details of which have been disclosed to the Agents, to its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Corporation or its directors (in their capacity as directors of the Corporation), officers (in their capacity as officers of the Corporation) or promoters (in their capacity as promoters of the Corporation) at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse change in the financial position, business or prospects of the Corporation;

(v)

neither the Corporation nor, to the best of the Corporation's knowledge, any of its directors, officers and promoters are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Corporation;

(w)

the Corporation has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and the Subscription Agreements and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(x)

this Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof and, upon being executed and delivered, each of the Subscription Agreements and the certificates representing the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants will constitute a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof, subject to laws of general application with respect to bankruptcy and creditors' rights and the principles of equity;

(y)

the execution and delivery of this Agreement and the Subscription Agreements, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles or By-Laws of the Corporation or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Corporation is a party or by which it or any of its properties or assets is hound, or, to the best of its knowledge, any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority or administrative body of any kind whatsoever applicable to the Corporation or any of its properties or assets, which could have a material adverse effect on the condition, business, properties or results of operations of the Corporation; and

(z)

except as disclosed herein and in the Disclosure Documents, to the best of its knowledge, no action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which either the Corporation or the Subsidiary currently proposes to carry out on its mineral properties.

4.2

The Corporation further represents, warrants, covenants and agrees that:

(a)

the Corporation is a Foreign Private Issuer and reasonably believes that there is no Substantial US Market Interest in the Securities;

(b)

it is not, and agrees to use its best efforts not to become, at any time prior to the expiration of two years after the applicable Closing Date, an "investment company" as defined in the United States Investment Company Act of 1940;

(c)

except with respect to the offer and sale of the Securities offered hereby, the Corporation has not, for a period of six months prior to the commencement of the offering of the Securities, sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be integrated with the offer and sale of the Securities and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Securities;

(d)

neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D;

(e)

except with respect to offers and sales to US Accredited Investors in reliance upon an exemption from registration available under Rule 506 of Regulation D,

neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Securities to a person in the United States; or (ii) any sale of the Securities unless, at the time the buy order was or will have been originated, the purchaser is (A) outside the United States or (B) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States;

(f)

during the period in which the Securities are offered for sale, or any of the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants or the Broker Warrants are outstanding, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has taken or will take any action that would cause the exclusion from registration available under Regulation S or the exemption from registration available under Rule 506 of Regulation D to be unavailable for offers and sales of the Securities pursuant to this Agreement or for exercises of the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants or the Broker Warrants;

(g)

none of the Corporation, its affiliates or any person acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) have engaged or will engage in any form of Directed Selling Efforts with respect to offers or sales of the Securities being offered under Regulation S, or has taken or will take any action in violation of Regulation M under the 1934 Act, or have engaged in or will engage in any general solicitation or advertising or in a manner involving a public offering within the meaning of Section 4(2) of the 1933 Act with respect to offers or sales of the Securities in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(h)

the Corporation will timely execute or procure the execution of all documents and will use its commercially reasonable efforts to take or cause to be taken all such steps as may he reasonably necessary or desirable to establish, to the reasonable satisfaction of counsel for the Agents, any and all legal requirements to enable the Agents to offer the Securities for sale in the United States under Rule 506 of Regulation D in accordance with this Agreement.

4.3

The representations and warranties of the Corporation contained in this Section 4 of the Agreement shall be true at the applicable Time of Closing and the applicable Closing Date as though they were made at the applicable Time of Closing and the applicable Closing Date and they shall survive the completion of the transactions contemplated under this Agreement for a period of two years from the applicable Closing Date.

5.

Representations and Warranties of the Agents

 5.1

Each of the Agents represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Agent is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

(b)

the Agent has not entered, and will not enter, into any contractual arrangement with respect to the Private Placement without the prior written consent of the Corporation, except for this Agreement and any agreement with its affiliates;

(c)

the Agent holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

(d)

the Agent is a member in good standing with the Exchange;

(e)

the Agent has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(f)

the Agent is appropriately registered under the Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

(g)

the Agent is an "accredited investor" under Ontario Securities Commission Rule 45-501 - Exempt Distributions and Multilateral Instrument 45-102 - Capital Raising Exemptions by virtue of being a company registered under the Securities Act (Ontario) and Securities Act (British Columbia) as an advisor or dealer, other than a limited market dealer.

 5.2

The representations and warranties of the Agents contained in this Agreement shall be true at the applicable Time of Closing as though they were made at the applicable Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement for a period of two years from the applicable Closing Date.

6.

Covenants of the Corporation

6.1

The Corporation covenants with the Agents (each on its own behalf and on behalf of the Purchasers) that it will:

(a)

subject to receipt from the Purchasers of any documents required to be completed and or executed by them, file with the Exchange as soon as possible all required documents and filing fees, and do all things required by the rules and policies of the Exchange in order to obtain the acceptance for filing by the Exchange of the Private Placement, including, without limitation, obtaining approval of the Private

Placement from a majority of the Corporation's shareholders, subject only to the filing of required documents, prior to the Closing Date;

(b)

take all steps as may be necessary to be taken by the Corporation in order to enable the Securities to be sold on a private placement basis in the Qualifying Jurisdictions by way of exemptions from the prospectus filing and registration requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Private Placement;

(c)

use its commercial best efforts to maintain its status as a "reporting issuer" not in default in British Columbia, Alberta and Ontario for a period of not less than two years from the latest Closing Date;

(d)

use its commercial best efforts to maintain its listing of its common shares on the Exchange (or a senior stock exchange in Canada) for a period of not less than two years from the latest Closing Date;

(e)

deliver to the Agents and to their legal counsel:

(i)

 a copy of all letters, submissions and other materials with respect to the Private Placement filed with the Regulatory Authorities, or any one of them, at the same time that the materials are filed with the Regulatory Authorities;

(ii)

at the Time of the Closing, favourable title opinions of the Corporation's various legal counsel, addressed to the Agents, their legal counsel and the Purchasers, in form and content acceptable to the Agents, acting reasonably, with respect to the status of the Corporation's mineral properties;

(iii)

at the Time of Closing, such favourable legal opinions of the Corporation's various legal counsel, addressed to the Agents, their legal counsel and the Purchasers and dated as of the Closing Date, in form and content acceptable to the Agents, acting reasonably, with respect to all matters which the Agents may reasonably request including, without limitation:

(1)

the due incorporation and valid subsistence of the Corporation;

(2)

the authorized and issued capital of the Corporation;

(3)

the due creation, authorization and issuance of the Shares, the Warrants, the Warrant Shares, the Commission Shares, the Commission Warrants, the Commission Warrant Shares, the Corporate Finance Fee Shares, the Corporate Finance Fee

Warrants, the Corporate Finance Fee Warrant Shares, the Broker Warrants and the Broker Warrant Shares;

(4)

the due authorization, execution, binding effect and enforceability of this Agreement and the Subscription Agreements, subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(5)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance and sale by the Corporation of the Units, except for filings required under the Applicable Securities Laws or as may be required by the Exchange;

(6)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance of the Warrant Shares, the Commission Warrant Shares, the Corporate Finance Fee Shares and the Broker Warrant Shares, provided the conditions set out in the opinion are satisfied; and

(7)

the hold periods and resale restrictions applicable to the Shares, the Warrants, the Warrant Shares, the Commission Shares, the Commission Warrants, the Commission Warrant Shares, the Corporate Finance Fee Shares, the Corporate Finance Fee Warrants, the Corporate Finance Fee Warrant Shares, the Broker Warrants and the Broker Warrant Shares under the Applicable Securities Laws;

in giving the opinions contemplated above, counsel for the Corporation and all local counsel shall be entitled to rely, as to matters of fact, upon the representations, warranties and acknowledgments of Purchasers contained in the executed Subscription Agreements, representations and warranties and covenants of the Agents contained in this Agreement, certificates of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable; and

(iv)

at the Time of Closing, such other materials as the Agents may reasonably require, addressed to the Agents and to such parties as the Agents may direct and as of the Closing Date or such other date as the Agents may reasonably require;

(f)

within the required time, file with the applicable Regulatory Authorities any reports, in the required form, required to be filed under Applicable Securities

Laws and the policies of the Exchange in connection with the Private Placement, together with any applicable filing fees and other materials;

(g)

take all steps reasonably necessary to ensure that it has a sufficient number of common shares of the Corporation available for issuance to satisfy its obligations under the Warrants, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants and prior to Closing shall have reserved and conditionally allotted for issuance the Warrant Shares, the Commission Shares, the Corporate Finance Fee Shares and the Broker Warrant Shares;

(h)

from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

(i)

from and including the date of this Agreement through to and including the Time of Closing, not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

7.

Covenants of the Agents

7.1

Each of the Agents covenants with the Corporation that.

(a)

all solicitation, offering and other selling efforts carried out by the Agent in connection with the Distribution of the Units will be made, and all purchases of the Units will be made, in compliance with Applicable Securities Laws and in a manner such that no prospectus or offering memorandum need be prepared and filed or delivered by the Corporation in connection with the Distribution of the Units and such that the Corporation is not made subject to a new continuous disclosure reporting requirement;

(b)

no delivery has been or will be made by it to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an offering memorandum under Canadian Applicable Securities Laws; and

(c)

the Agents will use commercial best efforts to deliver all forms and other documentation, in the possession of, or deliverable by, the Agents or the Purchasers, required by Regulatory Authorities and the Exchange in connection with the Private Placement.

8.

Conditions Precedent

 8.1

The obligations of the Agents to complete the transactions contemplated in this Agreement and to deliver executed Subscription Agreements and the Subscription Proceeds is subject to the following conditions for the benefit of the Agents which must be fulfilled at or prior to the Time of Closing, unless waived in writing by the Agents:

(a)

all actions required to be taken by or on behalf of the Corporation, including, without limitation, the passing of all requisite resolutions of directors of the Corporation, will have been taken so as to validly create, issue, offer, sell, and deliver the Shares and the Warrants to the Purchasers and to validly create, issue and deliver the Commission Shares, the Commission Warrants, the Corporate Finance Fee Shares, the Corporate Finance Fee Warrants and the Broker Warrants to the Agents;

(b)

the Corporation will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the applicable Regulatory Authorities, including, without limitation, the filing with the Exchange of evidence of the approval of the Private Placement from a majority of the Corporation's shareholders subject, in the case of the Exchange, to the satisfaction of the Exchange Conditions within the time required (subject to any extensions permitted by the Exchange and agreed to by the Agents, in writing), in order to permit the Corporation to create, sell, issue and deliver the Shares and the Warrants to the Purchasers and to create, issue and deliver the Commission Shares, the Commission Warrants, the Corporate Finance Fee Warrants and the Broker Warrants to the Agents pursuant to prospectus exemptions under Applicable Securities Laws;

(c)

the Private Placement will have been conditionally accepted for filing by the Exchange;

(d)

the Corporation will have delivered the required legal opinions, officers' certificates and other closing materials provided for in this Agreement;

(e)

no order ceasing or suspending trading in any securities of the Corporation, or ceasing or suspending trading by the directors, officers or promoters of the Corporation, or any one of them, or prohibiting the offer, sale, issuance or delivery of the Units, will have been issued and no proceedings for such purpose, to the knowledge of the Corporation, will be pending or threatened;

(f)

the Corporation will have complied in all material respects with all of its covenants and agreements contained in this Agreement; and

(g)

the representations and warranties of the Corporation contained in this Agreement will be true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

9.

Closing

 9.1

The closing of the transactions contemplated under this Agreement (the "Closing") will be completed at the offices of Blake, Cassels & Graydon LLP, Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, BC V7X 1L3,

on February 17, 2005 or at such other time and date on or prior to or after February 17, 2005 as the Corporation and the Agents may agree (the applicable time and date being the "Time of Closing" and the "Closing Date", respectively), it being understood that the Closing may occur in two or more tranches, in which case the time and date of the Closing of each such tranche shall be the "Time of Closing" and the "Closing Date" for such Closing.

9.2

Not less than 24 hours prior to Closing, the Agents will deliver, or cause to be delivered, to the Corporation Subscription Agreements executed by the Purchasers including the registration particulars of the certificates representing the Shares and the Warrants purchased by such Purchasers,

9.3

At the Closing, the Agents (each on their behalf and on behalf of the Purchasers) will deliver, or cause to be delivered to the Corporation, one or more cheques or bank drafts made payable on the Closing Date to the Corporation in an amount equal to the Subscription Proceeds less an aggregate amount equal to the portion of the Agents' Fee payable in cash, the Agents' Expenses and the Corporate Finance (the "Net Proceeds").

9.4

At the Closing, upon payment of the Subscription Proceeds of the Private Placement to the Corporation, the Corporation will deliver or cause to be delivered to the Agents, the following;

(a)

definitive certificates representing the Shares and the Warrants comprised in the Units sold, as directed by the Agents;

(b)

definitive certificates representing the Commission Shares, the Commission Warrants, the Corporate Finance Fee Shares, the Corporate Finance Fee Warrants and the Broker Warrants; and

(c)

the requisite legal opinions, officer's certificates and other closing materials provided for in this Agreement,

9.5

The Corporation will, in accordance with Applicable Securities Laws and Exchange requirements, endorse each of the certificates for the Shares, the Warrants, the Warrant Shares, the Commission Shares, the Commission Warrants, the Commission Warrant Shares, the Corporate Finance Fee Shares, the Corporate Finance Fee Warrants, the Corporate Finance Fee Warrant Shares, the Broker Warrants and the Broker Warrant Shares with legends describing the applicable hold period and resale restrictions, including any legends required under the 1933 Act or any other United States securities laws.

10.

Agents'  Fee, Corporate Finance Fee and Expenses

10.1

In consideration of the services to be rendered by the Agents to the Corporation hereunder, the Corporation agrees to pay to the Agents, at the time and in the manner specified herein, a fee (the "Agents' Fee") equal to 70% of the Subscription Proceeds realized from the sale of the Units by the Agents, payable in cash or in a combination of cash and Units (each a "Commission Unit", with an ascribed value of $1.75 per Commission Unit) to a maximum of 434,000 Commission Units, at the election of the Agents. Each Commission Unit will consist of one common share of the Corporation (a "Commission Share") and one-half of one common share purchase warrant (each whole warrant a "Commission Warrant"). Each whole Commission Warrant will entitle the holder to purchase one common share of the Corporation (a "Commission Warrant Share") for a period of two years from the Closing Date at a price of $2.75 per Commission Warrant Share.

 10.2

In further consideration of the services to be rendered by the Agents to the Corporation, the Corporation agrees to issue to the Agents, at the time and in the manner specified herein, that number of non-transferable broker warrants which is equal to 8.5% of the number of Units sold by the Agents (the "Broker Warrants"). Each Broker Warrant will entitle the holder on exercise thereof to purchase, for a period of two years from the date of issue of the Broker Warrant, one common share of the Corporation (each, a "Broker Warrant Share") at a price of $1.90 per Broker Warrant Share.

 10.3

On the first Closing Date, the Corporation shall pay to Pacific the amount of $16,050.00, representing a corporate finance fee of $15,000.00 plus GST of $1,050.00 (the "Corporate Finance Fee"), payable in cash or in Units (each a "Corporate Finance Fee Unit", with an ascribed value of $1.75 per Corporate Finance Fee Unit) or in a combination of cash and Corporate Finance Fee Units, at the election of the Agents. Each Corporate Finance Fee Unit will consist of one common share of the Corporation (a "Corporate Finance Fee Share") and one-half of one common share purchase warrant (each whole warrant a "Corporate Finance Fee Warrant"). Each whole Corporate Finance Fee Warrant will entitle the holder to purchase one common share of the Corporation (a "Corporate Finance Fee Warrant Share") for a period of two years from the Closing Date at a price of $2.75 per Corporate Finance Fee Warrant Share.

 10.4

The Corporation will pay all of the reasonable expenses of the Private Placement and all the reasonable expenses (the "Agents' Expenses") reasonably incurred by the Agents in connection with the Private Placement including, without limitation, the Agents' out-of-pocket expenses and the fees, expenses and disbursements of legal counsel for the Agents (to a maximum of $20,000 exclusive of applicable taxes and disbursements), plus applicable taxes payable thereon. The Corporation shall provide the Agents with a retainer in the amount of $15,000, representing the Agents' anticipated expenses, and such retainer shall be applied against the Agents' Expenses, including the fees, expenses and disbursements of the legal counsel for the Agents. The Agents' Expenses will be paid by the Corporation even if the requisite acceptance for filing of the Private Placement is not granted by the Exchange or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance, or completion, or the termination is the result of the breach of this Agreement by the Agents or any one of them.

 10.5

Each of the Agents represents and warrants to the Corporation as of the date of this Agreement and as of the Closing Date that it was not offered any of the Commission Warrants, Commission Shares, Corporate Finance Fee Shares, Corporate Finance Fee Warrants, Broker Warrants or Broker Warrant Shares in the United States, it was outside the United States at the time of executing this Agreement, it is not US Person, and it is not acquiring any of such securities pursuant to Directed Selling Efforts in the United States or for the account or benefit of any US Person or person in the United States.

11.

Indemnity

 11.1

The Corporation will indemnify and save harmless the Agents, their directors, officers, employees, agents and advisors, and each sub-agent (collectively the "Indemnified Persons") from and against all losses (other than loss of profits), claims, damages, expenses or liabilities caused by or arising directly or indirectly from:

(a)

any Misrepresentation or alleged Misrepresentation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent) contained in any certificate of the Corporation or any officer thereof delivered to the Agents pursuant to this Agreement;

(b)

the failure by the Corporation to obtain the requisite regulatory approvals and acceptances to the Private Placement from the Regulatory Authorities and the Exchange;

(c)

the breach by the Corporation of any of the terms of this Agreement;

(d)

any representation or warranty made by the Corporation herein not being true at the Time of Closing or ceasing to be true prior to Time of Closing;

(e)

any order made by any regulatory authority, that trading in or Distribution of any of the Securities is to cease or be suspended, or that trading by the directors, officers or promoters of the Corporation, or any one of them, shall cease or be suspended, if such order is based on any Misrepresentation of the Corporation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent);

(f)

the failure or inability of the Corporation to allot, issue and deliver at the Closing any or all of the certificates representing the Shares and the Warrants in a form and denomination satisfactory to the Agents; and

(g)

a determination made by any of the Regulatory Authorities or a court of competent jurisdiction setting aside the offer, sale, issuance or delivery of any of the Units by the Corporation unless the determination is based on the negligence, willful misconduct or bad faith of an Agent, unless such failure, breach or determination is a result of the action or inaction of the Agents or any of them,

11.2

If any action or claim is brought against an Indemnified Person in respect of which indemnity may be sought from the Corporation pursuant to this Agreement the Indemnified Person will promptly notify the Corporation in writing, and the Corporation will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all expenses. The Indemnified Person will have the right to employ separate counsel in any proceeding relating to a claim contemplated by this section if:

(a)

the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are different from or additional to defences available to the Corporation (in which case the Corporation shall not have the right to assume the defence of such proceedings on the Indemnified Person's behalf);

(b)

the Corporation has not taken the defence of such proceedings and employed counsel within 10 days after notice of commencement of proceedings against the Indemnified Person; or

(c)

the employment of such counsel has been authorized by the Corporation in connection with the defence of any proceedings,

and, in any such event, the Corporation shall pay the fees and expenses of the Indemnified Person's counsel during the course of the investigation or defence, promptly as such expense, loss, damage or liability is incurred, it being understood and agreed that the Corporation shall not, in connection with a suit in the same jurisdiction, be liable for the legal expenses of more than one separate legal firm to represent the Indemnified Parties.

11.3

 No settlement may be made by either the Corporation or any Indemnified Person without prior written consent of the other, such consent not to be unreasonably withheld.

11.4

The Corporation will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against the Indemnified Persons in the event of any action or claim brought against the Corporation as a result of any Misrepresentation or alleged Misrepresentation referred to in section 11.1(a) other than a Misrepresentation or alleged Misrepresentation included in reliance upon information furnished to the Corporation by or on behalf of an Agent or any sub-agent or based upon any action or inaction of any Agent or sub-agent.

11.5

The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.

 11.6

The indemnity provided by this Agreement will remain in full force and effect until all possible liability of the Agents arising out of the transactions contemplated by this Agreement is extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by the Agents from any other person.

 11.7

If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Corporation and the Indemnified Persons will contribute to the losses (other than losses of profit), claims, damages, expenses or liabilities (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Corporation, on the one hand, and the Indemnified Persons on the other hand, in connection with the matter giving rise to such losses (other than losses of profit), claims, damages, expenses or liabilities (or actions in respect thereof). No person found liable for a fraudulent Misrepresentation, bad faith, negligence or wilful misconduct will be entitled to contribution from any person who is not found liable for such fraudulent Misrepresentation, bad faith, negligence or wilful misconduct.

 11.8

To the extent that any Indemnified Person is not a party this Agreement, the Agents will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Person.

12.

Termination of Agents' Obligations

 12.1

The Agents may terminate their obligations under this Agreement and the obligations of the Purchasers under the Subscription Agreements by notice in writing to the Corporation at any time prior to the Time of Closing if:

(a)

an adverse Material Change in the affairs of the Corporation occurs or is announced by the Corporation;

(b)

there should develop, occur, or come into effect any catastrophe of national or international consequence or accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Agents, seriously affects or will seriously affect the financial markets or the business of the Corporation or of the Subsidiary or the ability of the Agents to perform their obligations under this Agreement, or a Purchaser's decision to purchase the Units, even if the Purchaser has already executed a Subscription Agreement for all or a portion of the Private Placement;

(c)

following a consideration of the history, business, products, property or affairs of the Corporation, the Subsidiary or their respective principals and promoters, or the state of the financial markets in general, or the state of the market for the Corporation's securities in particular, the Agents determine, in their sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Units;

(d)

the Units cannot, in the opinion of the Agents, be profitably placed due to the state of financial markets;

any order to cease or suspend trading in the securities of the Corporation, or an order to cease or suspend trading by a director, officer or promoter of the Corporation, or any one of them, is issued by any competent regulatory authority;

the Corporation is in breach of any material term of this Agreement;

the Agents determine that any of the material representations or warranties made by the Corporation in this Agreement are false or have become false; or

(h)

an inquiry or investigation in relation to the Corporation, or the Corporation's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority.

 12.2

The Agents' obligations hereunder will terminate if the Closing Date does not occur on or before March 10, 2005, unless otherwise agreed to in writing by the Agents. Furthermore, all Closings under this Agreement must take place by March 10, 2005.

Restriction on Issuances of Common Shares

 13.1

The Corporation agrees not to, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of any additional common shares of the Corporation or any securities convertible or exchangeable into common shares in the capital of the Corporation at a price less than the price at which each Unit is being offered for sale under this Agreement, other than pursuant to: (a) the exercise of previously issued convertible or exchangeable securities disclosed in Schedule "A" hereto; (b) the issuance of securities in accordance with any mineral property option agreement or joint venture agreement disclosed in Schedule "B" hereto or any bona fide mineral property option agreement or joint venture agreement entered into during the 90 day period next following the date hereof; or (c) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the Closing Date and which have been disclosed to the Agents, for a period of 90 days from the Closing Date, without the prior written consent of the Agents, such consent not to be unreasonably withheld.

General

 14.1

Time shall be of the essence of this Agreement and any waiver by the parties of this section or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

14.2

The Exhibit and Schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

14.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

14.4

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

14.5

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement shall survive the Closing Date of this Agreement.

14.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

14.7

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

14.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement and comply with Applicable Securities Laws and Exchange filing requirements.

14.9

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

14.10

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns,

14.11

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.12

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein,

 14.13

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. For the purposes of this section, a facsimile copy of a counterpart shall be deemed to be an original.

 14.14

Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will be, in the case of the Corporation, addressed and telecopied or delivered to:

Fronteer Development Group Inc.

1066 West Hastings Street, Suite 1640

Vancouver, BC V6E 3X1

Fax:

(604) 632-4678

Attention:

Mark O'Dea

with a copy to:

Goodman & Carr LLP

200 King Street West, Suite 2300

Toronto, ON M5H 3W5

Fax:

(416) 595-0567

Attention:

Jay Goldman

and in the case of the Agents, be addressed and telecopied or delivered to:

Pacific International Securities Inc.

666 Burrard Street, Park Place, 19th Floor

Vancouver, BC V6C 3N1

Fax:

(604) 664-3660

Attention:

Craig Roberts

Toll Cross Securities Inc.

TD Centre-Royal Trust Tower

P.O. Box 138

77 King Street West, Suite 3120

Toronto, ON M5K 1M6

Fax:

(416) 365-1962

Attention:

Mark Ashcroft

- 27 - with a copy to:

Blake Cassels & Graydon, LLP

Suite 2600, Three Bentall Centre

595 Burrard Street

Vancouver, BC V7X 1L3

Fax:

(604) 631-3309

Attention:

Michael Raven

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agents enforceable in accordance with its terms.

Yours truly,

PACIFIC INTERNATIONAL SECURITIES INC.

By:

Authorized Signatory

-27-with a copy to:

Blake Cassels & Graydon, LLP

Suite 2600, Three Bentall Centre

595 Burrard Street

Vancouver, BC V7X 1L3

Fax:

(604) 631-3309

Attention:

Michael Raven

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agents enforceable in accordance with its terms.

Yours truly,

PACIFIC INTERNATIONAL SECURITIES INC.

By:

Authorized Signatory

TOLL CROSS SECURITIES INC.

By:   /s/

Authorized Signatory

The foregoing is accepted and agreed to on the

day of February, 2005, effective as of the date appearing on the first page of this Agreement.

FRONTEER DEVELOPMENT GROUP INC.

SCHEDULE "A"

OPTIONS, WARRANTS AND AGREEMENTS
TO ISSUE SECURITIES

LIST OF OUTSTANDING WARRANTS, OPTIONS, AND SHARE ISSUANCES
Warrants	Warrants Outstanding	Exercise Price
Pacific International Securities Inc.,	3,325,376	1.45/1.65
First Tranche Pacific International Securities Inc.,	1,101,364	1.45/1.65
Second Tranche Pacific International Securities Inc.,	788,793	1.50
Broker Warrants Pacific International Securities Inc.,	74,800	1.30
Flow-through Broker Warrants Paradigm	555,999	0.70
Paradigm, agents warrants	83,984	0.70

Total:	5,930,316

Stock Options

Stock Options	Exercise Price	Expiry Date
751,000	$ 0,11	8-May-06
200,000	$ 0.25	24-May-06
100,000	$ 0.59	9-May-07
50,000	$ 0.65	20-Jun-08
200,000	$ 0.70	31-Aug-08
100,000	$ 0.88	6-Nov-08
200,000	$ 0.80	12-Nov-08
300,000	$ 0.84	28-Nov-08
100,000	$ 0.90	18-Dec-08
75,000	$ 0.90	5-Jan-09
150,000	$ 1.00	6-Apr-09
150,000	$ 1.00	15-Apr-09
100,000	$ 0.85	23-Jun-07
200,000	$ 0.92	29-Sep-08
1,510,000	$ 1.20	28-Sep-09
200,000	$ 1,60	22-Oct-09
200,000	$ 1.85	31-Jan-10
50,000	$ 1,73	10-Jan-06
Total: 4,636,000

SCHEDULE "B"
LIST OF ALL MATERIAL CONTRACTS AND AGREEMENTS

MATERIAL CONTRACTS

1.

Letter of Agreement with Alberta Star Development Corp. re: Longtom Property

2.

Acquisition Agreement re: Dixie Lake Property between Fronteer and Perry English

3.

Acquisition Agreement re: Woman Lake Property between Fronteer and Perry English

4.

Property Option Agreement between Fronteer and Glenhaven Ventures (now Red Lake Resources)

5.

Property Option Agreement between Fronteer and Alberta Star Development Corp. re: Dixie Lake Property

6.

Property Option Agreement between Fronteer and Jaroslav Ruza of Ruza Resources Ltd., as amended

7.

Employment Contract with Ian Cunningham-Dunlop

8.

Employment Contract with Mark O'Dea

9.

Employment Contract with Rick Valenta

10.

Employment Contract with Sean Tetzlaff

11.

Employment Contract with Jeff Wilson

12.

Employment Contract with Brenda Hodgins

13.

Employment Contract with Richard Hall

14.

Employment Contract with Matthew Lennox-King

15.

Employment Contract with Casey Lunn

16.

Employment Contract with Aaron Wardwell

17.

Employment Contract with Dan McIntyre

18.

Employment Contract with Shelley Orford

19.

Office Lease with Oxford Properties Group dated October 28, 2003

20.

Office Lease with Oxford Properties Group dated September 30, 2003

21.

Investor Relations Contract with Roth Investor Relations

2

22.

Option Agreement with Teck Cominco Arama ve Madencilik Sanayi Ticaret A.S. re: Agi Dagi Property

23.

Option Agreement with Teck Cominco Arama ve Madencilik Sanayi Ticaret AS. re: Kirazli Property

24.

Option Agreement with Teck Cominco Arama ve Madencilik Sanayi Ticaret A,S. re: Biga Property

25.

Joint Venture Agreement with Altius Minerals Corporation

26.

Joint Venture Agreement with Glenhaven Ventures (now Red Lake Resources)

1.

SCHEDULE "C"
LIST OF ACTIONS, SUITS, JUDGEMENTS, INVESTIGATIONS AND PROCEEDINGS

LIST OF ACTIONS, SUITS, JUDGEMENTS, INVESTIGATIONS AND PROCEEDINGS None.

EXHIBIT "1"
AGENTS' CERTIFICATE

AGENTS' CERTIFICATE

In connection with the private placement of units (the "Securities") of Fronteer Development Group Inc. (the "Corporation") with U.S. investors pursuant to subscription agreements ("Subscription Agreements") the undersigned, Pacific International Securities Inc., one of the "Agents" referred to in the agency agreement dated as of February __, 2005 between the Corporation and the Agents (the "Agency Agreement"), and Pacific International Securities (U.S.) Inc., in its capacity as placement agent in the United States for the undersigned Agent (the "Placement Agent"), do hereby certify that:

1.

on the date of each offer and sale of Securities in the United States, the Placement Agent was and is a duly licensed and registered broker or dealer with the United States Securities and Exchange Commission and was and is registered as a broker-dealer in all states where such offers and sales were made (unless exempted from the respective state's broker-dealer registration requirements) and was and is a member of, and in good standing with, the National Association of Securities Dealers, Inc.;

2.

all offers and sales of the Securities in the United States have been effected in accordance with all applicable U.S. broker-dealer requirements;

3.

all offers and sales of the Securities in the United States were made to "accredited investors" (as defined below) (each, a "U.S. Private Placee") by the Agent through the Placement Agent;

4.

no written material other than the Subscription Agreements was used in connection with the offer or sale of the Securities in the United States;

5.

immediately prior to our transmitting the Subscription Agreement to any U.S. Private Placee, we had reasonable grounds to believe and did believe that each U.S. Private Placee was an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and, on the date hereof we continue to believe that each U.S. Private Placee is an "accredited investor" within the meaning of Regulation D under the 1933 Act ("Regulation D");

6.

 no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States or to U.S, persons;

7.

prior to any sale of the Units in the United States, we caused each U.S. Private Placee to sign a Subscription Agreement in the form agreed between the Corporation and the Agents;

2

8.

we have complied with the terms and conditions of the Agency Agreement; and

9.

the officers signing the certificate are the duly elected, qualified and acting officers of their respective corporation and that they have performed all investigations, examined all records and documents and made all inquiries reasonably necessary or appropriate to obtain sufficient actual knowledge to support the statements made in the certificate.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED this

day of February, 2005.

PACIFIC INTERNATIONAL

PACIFIC INTERNATIONAL SECURITIES

SECURITIES INC.

(U.S.) INC.

By:

By:

Name:

Name:

Title:

Title: